EXHIBIT 2.3

                                 AMENDMENT NO. 2
                                       TO
                          AGREEMENT AND PLAN OF MERGER


THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER ("Amendment No. 2") is made and entered into as of the 30th day of June, 2002, by and among Tele Digital Development, Inc., a Minnesota corporation ("Tele Digital"), XOX Corporation, a Delaware corporation ("XOX"), and TD Acquisition, Inc., a Minnesota corporation ("Sub").

WHEREAS, Tele Digital, XOX and Sub entered into an Agreement and Plan of Merger dated as of January 7, 2002, which was amended by Amendment No. 1 to Agreement and Plan of Merger dated March 29, 2002 (the "Merger Agreement"); and

WHEREAS, Tele Digital, XOX and Sub want to amend the Merger Agreement as set forth in this Amendment No. 2.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants, representations and warranties set forth herein and in the Merger Agreement, Tele Digital, XOX and Sub, intending to be legally bound, hereby agree as follows:

1. The first sentence of Section 6.5(a) of the Merger Agreement is hereby amended by replacing the date "June 30, 2002" with the date "July 10, 2002."

2. Section 7.1(b) of the Merger Agreement is hereby amended by replacing the date "June 30, 2002" with the date "July 10, 2002."

3. Except as expressly amended by this Amendment No. 2, the Merger Agreement shall remain in full force and effect. The capitalized terms used herein shall have the same meanings ascribed to them in the Merger Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 as of the date set forth in the first paragraph hereof.

TD ACQUISITION, INC.                       TELE DIGITAL DEVELOPMENT, INC.

By: /s/ John R. Sutton                     By: /s/ Richard L. Barnaby
   ----------------------------------         ----------------------------------
   Signature                                  Signature

 John R. Sutton                             Richard L. Barnaby
-------------------------------------      -------------------------------------
Name Typed or Printed                      Name Typed or Printed

Its: President/CEO                         Its: President/CEO
    ---------------------------------          ---------------------------------
    Title Typed or Printed                     Title Typed or Printed

                                           XOX CORPORATION

                                           By: /s/ John R. Sutton
                                              ----------------------------------
                                              Signature

                                            John R. Sutton
                                           -------------------------------------
                                           Name Typed or Printed

                                           Its: Chief Executive Officer
                                               ---------------------------------
                                               Title Typed or Printed